Exhibit (a)(10)

[LOGO] MITEL
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                                   "SIX + ONE"
                             Voluntary Stock Option
                                 Exchange Offer

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[LOGO] MITEL(R)  Disclaimer
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This communication is for informational purposes only and is made to the eligible employees of Mitel Networks. This communication is neither an offer to purchase nor a solicitation of an offer to sell the options of Mitel Networks. Participation is this program is purely voluntary on your part. Mitel Networks advises you to review the information supplied and suggests you seek guidance from your professional financial or tax advisor before deciding whether or not to participate in the offer. While the offer is intended to be beneficial to you it has certain inherent risks that may not make it best for you in your particular case. Mitel Networks is not making a recommendation as to whether or not you should tender your options for exchange and it has not authorized any person to do so on its behalf. The decision of Senior Management and the approval of the Board to make this offer should not be considered a recommendation to you by Mitel Networks. We cannot and will not provide you any advice regarding your decision. You must make your own decision whether or not to tender your options. If anyone makes any recommendation or representation to you or gives you any information beyond this communication and the Offer to Exchange or any other related document you must not rely upon that recommendation, representation or information as having been authorized by Mitel Networks.

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[LOGO] MITEL(R)  Agenda
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      o     To introduce a one time and voluntary offer to exchange outstanding stock options held by Mitel Networks employees

      o     The objectives of today's presentation are to:

            o     Communicate the offer

            o     Provide an overview of the choices you can make

            o     Explain the opportunities/benefits available to you

            o     Outline the key steps in the process

            o     Describe ongoing support activities

            o Answer any of your questions that do not require us to provide investment advice

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[LOGO] MITEL(R)  What is a "Six + One" Offer?
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      o     An offer that provides employees the opportunity to replace their current options with new ones at a fair market value

      o     Recognizes accounting considerations

      o     Provides a number of additional benefits, including:

            o It is voluntary - you can choose whether you would like to participate

            o     Extended time horizons - new options will expire 2009

            o A possible lower exercise price - is intended to reflect Mitel Networks current fair market value as of the date the new options are granted.

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[LOGO] MITEL(R)  Considerations
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      o     To determine the optimal vehicle for enhancing our long-term incentive strategy, the following considerations were addressed:

            o     Compliance with local legislation

            o     Alignment with company's philosophy and strategy:

                  o     Providing incentives to employees

                  o     Creating value for our stockholders

      o To set out and do what is fair and reasonable under the present circumstances

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[LOGO] MITEL(R)  Why are we doing this?
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      o     The Board and the Senior Management Team wish to provide employees with a more effective long-term incentive program to acknowledge:

            o     Outstanding employee commitment

            o     Stock option pricing that reflects today's environment

            o To help ensure that employees are given an opportunity to better share in the Company's value creation

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[LOGO] MITEL(R)  Features of the Offer
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      o     A voluntary offer that allows for the cancellation of current outstanding stock options and offering of a new stock option grant at least six months and one day after the cancellation of the present options

      o Employees holding stock options will be granted 1 new option for every 1 option returned/tendered for cancellation

      o The exercise price of the new options is intended to be equal to the fair market value (FMV) price of our shares at the date of the new grant

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[LOGO] MITEL(R)  Benefits
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      o     Recognizes employees and provides them with an opportunity to participate in a longer-term incentive program

      o Exchange ratio of 1 for 1 allows employee to maintain the same number of options as before, but with the added incentive of possibly obtaining a lower exercise price to the extent FMV does not materially increase before the new options are intended to be granted on or about late July, 2004

      o New time horizons allows more time for options to appreciate in value before they expire

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[LOGO] MITEL(R)  Some Considerations
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Some Considerations

      o Although current options are "underwater", there is a risk that FMV in six months plus one day could be higher than current FMV and existing option exercise prices

      o The vesting schedule is completely reset. Current vested options will be cancelled if you participate so you will lose the potential benefit of having them. Therefore, it will be eighteen months from cancellation of your current options before the first 25% of new options vest

      o Participation in the offer will make you ineligible to receive new option grants until the new options are granted in no less than six months + 1 day from the date your current options are cancelled

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[LOGO] MITEL(R)  Sample Scenarios
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      o     The following is an example that outlines some of the choices available to you:

o Received 1,000 stock options on March 6, 2001 at an exercise price of $3.50 each

o     500 options vested by March 2003

o     Options set to expire in March 2006


Alternative #1

o     Employee surrenders entire grant of 1,000 options at tender date

o     Employee has no options during six-month period

At Least Six Months + One Day Later

o     Employee receives new grant of 1,000 options at FMV exercise price

o     Vesting schedule and term are reset

Alternative #2

o     Employee elects to keep entire grant

o     Employee maintains control and vesting of current options

At Least Six Months + One Day Later

o Employee continues to hold existing grant at an exercise price of $3.50 per option

o     Original vesting schedule and term is maintained

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[LOGO] MITEL(R)  Sample Scenarios
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      o     An employee, who participates in the offer, holds 1,000 new options,with an exercise price of say $1.25*.

      o The non-participating employee who holds 1,000 options granted in 2001 at the original exercise price of say $3.50*.

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                            2005                                2009
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Hypothetical    Participant     Non-Participant     Participant         Non-
   FMVs         (25% Vested)    (Fully Vested)     (Fully Vested)   Participant
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  $2.00           $187.50         No Value              $750          Expired
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  $2.00           $937.50          $1,500             $3,750          Expired
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 $10.00          $2187.50          $6,500             $8,750          Expired
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      *These prices are for illustration purpose only
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[LOGO] MITEL(R)  Process and Timeline
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      o     Employees will have until January 23rd 2004 to decide whether they would like to participate in the offer

      o You will be provided with your existing grant profile and we can also address any specific questions regarding the terms of the offer on an individual basis, but will not be able to give you any investment guidance

      o Any employee not responding by 23rd January 2004 will be deemed to have decided to hold onto their existing options and, therefore, not participate in this offer

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[LOGO] MITEL(R)  Timeline
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  |                          | <------- At Least Six Months Plus -------> |
  |--------------------------|------------------ One Day -----------------|
  |                          |                                            |

  23rd Dec, 2003          23rd January, 2004                Late July, 2004
  --------------          ------------------                ---------------

Offer to Exchange        Expiration Date for                 Participating
  is Commenced           Employees to Tender                Employees will
                            Option Grants                    Receive New
                                                             Grants at FMV

* Company has the right to change dates or cancel offer

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[LOGO] MITEL(R)  Summary
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 Eligibility                            All current employees who hold stock
                                        options are eligible (non-employee
                                        directors and independent advisors are
                                        not eligible)
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 Participation                          Optional for all employees
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 Eligible Options                       All currently outstanding stock options
                                        granted
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 FMV at Grant                           Exercise price of the new options will
                                        be at Fair Market Value and will not be
                                        determined until at least six months
                                        plus one day after the cancellation of
                                        your current options
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 Valuation                              Fair and reasonable valuation by the
                                        Board in at least six months plus one
                                        day after the cancellation of your
                                        current options
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 Exchange Ratio                         1 for 1 exchange (i.e. in at least 6
                                        months plus one day after the
                                        cancellation of your current options,
                                        you will receive 1 new option for every
                                        1 option returned/tendered for
                                        cancellation)
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 Exchange Mechanics                     If participating, employees must
                                        return/tender all options within each
                                        grant (i.e. employees cannot tender
                                        partial awards within a grant)
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 Term and Vesting                       New options will have new 5-year term
                                        and a new 4-year vesting schedule
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 Tools available to you                 Offer to exchange document and
                                        additional offering documents have been
                                        provided to you
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[LOGO] MITEL(R)  Next Steps
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      o     Decision whether or not to tender/return your stock options - you will have until January 23rd to complete and submit your election form

      o If you have any specific questions or would like to discuss your alternatives on an individual basis, please contact us by e-mail at 6plus1@mitel.com or call Sandra Fleskie at (613) 592-2122, extension 3475, or Julie Kozij at (613) 592-2122, extension 4130

      o MITEL NETWORKS CORPORATION ADVISES YOU TO CONSIDER CONSULTING WITH YOUR OWN PROFESSIONAL INVESTMENT AND TAX ADVISOR SHOULD YOU REQUIRE ADVICE

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[LOGO] MITEL
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                                  Thanks.....

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                                                                | it's about YOU